Exhibit 99.1

Investors:	David Gennarelli, david.gennarelli@autodesk.com, 415-507-6033

Press:	Noah Cole, noah.cole @autodesk.com, 503-707-3872

AUTODESK REPORTS 11 PERCENT FIRST QUARTER REVENUE GROWTH
Strong Performance by Suites Drives Results
Reiterates Full Year Business Outlook

SAN RAFAEL, Calif., May 17, 2012-- Autodesk, Inc. (NASDAQ: ADSK) today reported financial results for the first quarter of fiscal year 2013.

First Quarter Fiscal 2013

●	Revenue was $589 million, an increase of 11 percent compared to the first quarter of fiscal 2012.
●	GAAP operating margin was 16 percent, compared to 15 percent in the first quarter of fiscal 2012.
●	Non-GAAP operating margin was 25 percent, compared to 23 percent in the first quarter of fiscal 2012. A reconciliation of GAAP to non-GAAP results is provided in the accompanying tables.
●	GAAP diluted earnings per share were $0.34, compared to $0.29 in the first quarter of fiscal 2012.
●	Non-GAAP diluted earnings per share were $0.47, compared to $0.40 in the first quarter of fiscal 2012.
●	Cash flow from operating activities was $139 million, compared to $128 million in the first quarter of fiscal 2012.

“We had a solid start to the year as our overall business continued to deliver double-digit year-over-year revenue growth,” said Carl Bass, Autodesk president and CEO.  “We were pleased with the performance of suites as customers are embracing the substantially greater functionality and value that our design and creation suites deliver.  Our year-over-year revenue growth was also fueled by strength in Asia Pacific and the Americas, while economic conditions contributed to uneven results in EMEA and emerging countries.  Our manufacturing and Architecture, Engineering and Construction (AEC) businesses achieved strong year-over-year results as more and more customers turned to Autodesk to solve their most complex design and engineering challenges.”

First Quarter Operational Overview

EMEA revenue was $224 million, an increase of 4 percent compared to the first quarter last year as reported and 2 percent on a constant currency basis.  Revenue in the Americas was $208 million, an increase of 14 percent compared to the first quarter last year.  Revenue in Asia Pacific was a record $157 million, an increase of 19 percent compared to the first quarter last year as reported and 13 percent on a constant currency basis.  Revenue from emerging economies was $82 million, an increase of 6 percent compared to the first quarter last year as reported and 6 percent on a constant currency basis.  Revenue from emerging economies represented 14 percent of total revenue in the first quarter.

Revenue from the Platform Solutions and Emerging Business segment was $229 million, an increase of 9 percent compared to the first quarter last year.  Revenue from the AEC business segment was $163 million, an increase of 16 percent compared to the first quarter last year.  Revenue from the Manufacturing business segment was $146 million, an increase of 18 percent compared to the first quarter last year.  Revenue from the Media and Entertainment business segment was $51 million, a decrease of 5 percent compared to the first quarter last year.

Revenue from Flagship products was $336 million, an increase of 4 percent compared to the first quarter last year.  Revenue from Suites was $166 million, an increase of 34 percent compared to the first quarter last year.  Revenue from New and Adjacent products was $87 million, an increase of 9 percent compared to the first quarter last year.

As our customers migrate from our stand-alone products to Suites, we anticipate that our revenue from Suites will increase as a percentage of total revenue and that our revenue from our Flagship products will similarly decline as a percentage of total revenue.

Deferred revenue at the end of the first quarter was a record high of $727 million, an increase of 17 percent compared to the first quarter last year and 1 percent sequentially.  Shippable backlog was $6 million, a decrease of $19 million compared to the first quarter last year and $21 million sequentially.  At the end of the first quarter, channel inventory weeks was at a record low of approximately one week.  A decrease in channel inventory and shippable backlog was expected as a result of our transition to increased use of electronic software delivery.

“Our revenue growth and continued focus on cost controls drove strong improvement in our non-GAAP operating margin,” said Mark Hawkins, Autodesk executive vice president, chief financial officer.  “Revenue growth and operating margin expansion remain key focus areas as we continue towards our long-term goal of growing revenue by a compounded annual growth rate of 12-14 percent (capturing fiscal 2011 through fiscal 2015) and expanding our non-GAAP operating margin to at least 30 percent.”  During the quarter we accomplished significant changes including a new channel partner framework and a move to an industry focused organizational alignment, among other things, that we believe will better position the company for future growth.  These changes, combined with our outstanding products and market position, give us confidence to achieve our long-term goals.

Business Outlook

The following statements are forward-looking statements that are based on current expectations and assumptions, and involve risks and uncertainties some of which are set forth below.  Autodesk’s business outlook for the second quarter and full year fiscal 2013 assumes a continuation of the current economic environment and foreign exchange currency rate environment.

Second Quarter Fiscal 2013

2Q FY13 Guidance Metrics	2Q FY13 (ending July 31, 2012)
Revenue (in millions)	$580 to $600
EPS - GAAP	$0.29 to $0.34
EPS - Non-GAAP	$0.46 to $0.51

Non-GAAP earnings per diluted share exclude $0.12 related to stock-based compensation expense and $0.05 for the amortization of acquisition related intangibles, net of tax.

Full Year Fiscal 2013

Net revenue for fiscal 2013 is expected to increase by at least 10 percent compared to fiscal 2012.  Autodesk anticipates fiscal 2013 GAAP operating margin to increase by approximately 120 basis points and non-GAAP operating margin to increase by approximately 200 basis points compared to fiscal 2012.  A reconciliation between the GAAP and non-GAAP estimates for fiscal 2013 is provided in the tables following this press release.

Both second quarter fiscal 2013 and full year fiscal 2013 outlooks assume an annual effective tax rate of approximately 26 percent for both GAAP and non-GAAP results.  This rate does not include the federal R&D tax credit benefit, which expired on December 31, 2011, or one-time discrete items.  The assumed effective tax rate will be adjusted if or when there is a renewal of the tax credit.

Earnings Conference Call and Webcast

Autodesk will host its first quarter conference call today at 5:00 p.m. ET. The live broadcast can be accessed at http://www.autodesk.com/investors. Supplemental financial information and prepared remarks for the conference call will be posted to the investor relations section of Autodesk’s website simultaneously with this press release.

NOTE: The prepared remarks will not be read on the conference call.  The conference call will include only brief remarks followed by questions and answers.

A replay of the broadcast will be available at 7:00 pm ET at http://www.autodesk.com/investors. This replay will be maintained on Autodesk’s website for at least 12 months.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our long term revenue and non-GAAP operating margin targets, statements in the paragraphs under “Business Outlook” above, and other statements regarding our expected strategies, market and products positions, performance, and results.  There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including:  general market, political, economic and business conditions, failure to maintain our revenue growth and profitability, our performance in particular geographies, including emerging economies, failure to successfully incorporate sales of licenses of products suites into our overall sales strategy, failure to successfully expand adoption of our products, failure to maintain cost reductions and productivity increases or otherwise control our expenses, slowing momentum in maintenance billings or revenues, difficulties encountered in integrating new or acquired businesses and technologies, the inability to identify and realize the anticipated benefits of acquisitions, the financial and business condition of our reseller and distribution channels, fluctuation in foreign currency exchange rates, the success of our foreign currency hedging program, failure to achieve sufficient sell-through in our channels for new or existing products, pricing pressure, unexpected fluctuations in our tax rate, the timing and degree of expected investments in growth and efficiency opportunities, changes in the timing of product releases and retirements, failure of key new applications to achieve anticipated levels of customer acceptance, failure to achieve continued success in technology advancements, interruptions or terminations in the business of Autodesk consultants, the expense and impact of legal or regulatory proceedings, and any unanticipated accounting charges.

Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk’s report on Form 10-K for the year ended January 31, 2012, which is on file with the U.S. Securities and Exchange Commission.  Autodesk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Autodesk

Autodesk, Inc., is a leader in 3D design, engineering and entertainment software. Customers across the manufacturing, architecture, building, construction, and media and entertainment industries – including the last 17 Academy Award winners for Best Visual Effects – use Autodesk software to design, visualize, and simulate their ideas. Since its introduction of AutoCAD software in 1982, Autodesk continues to develop the broadest portfolio of state-of-the-art software for global markets. For additional information about Autodesk, visit www.autodesk.com.

Autodesk and AutoCAD are registered trademarks or trademarks of Autodesk, Inc., and/or its subsidiaries and/or affiliates in the USA and/or other countries. Academy Award is a registered trademark of the Academy of Motion Picture Arts and Sciences. All other brand names, product names, or trademarks belong to their respective holders. Autodesk reserves the right to alter product and service offerings, and specifications and pricing at any time without notice, and is not responsible for typographical or graphical errors that may appear in this document.

© 2012 Autodesk, Inc. All rights reserved.

Autodesk, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share data)

	Three Months Ended
	April 30,
	2012	2011
	(Unaudited)
Net revenue:
License and other	$361.0	$323.0

Maintenance	227.6	205.3

Total net revenue	588.6	528.3

Cost of revenue:
Cost of license and other revenue	47.1	42.6

Cost of maintenance revenue	11.7	12.0

Total cost of revenue	58.8	54.6

Gross profit	529.8	473.7

Operating expenses:

Marketing and sales	223.2	201.9

Research and development	152.7	136.6

General and administrative	59.9	56.6

Total operating expenses	435.8	395.1

Income from operations	94.0	78.6

Interest and other income, net	3.5	5.9

Income before income taxes	97.5	84.5

Provision for income taxes	(18.6)	(15.2)

Net income	$78.9	$69.3

Basic net income per share	$0.35	$0.30

Diluted net income per share	$0.34	$0.29

Weighted average shares used in computing basic
net income per share	228.1	228.2

Weighted average shares used in computing diluted
net income per share	234.1	237.1

Autodesk, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	April 30,	January 31,
	2012	2012
	(Unaudited)

ASSETS:

Current assets:
Cash and cash equivalents	$1,074.5	$1,156.9
Marketable securities	437.5	254.4
Accounts receivable, net	300.6	395.1
Deferred income taxes	38.7	30.1
Prepaid expenses and other current assets	60.8	59.4
Total current assets	1,912.1	1,895.9

Marketable securities	284.1	192.8
Computer equipment, software, furniture and leasehold improvements, net	104.0	104.5
Purchased technologies, net	74.8	84.6
Goodwill	682.9	682.4
Deferred income taxes, net	129.3	135.8
Other assets	129.8	131.8
	$3,317.0	$3,227.8

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable	$88.9	$89.3
Accrued compensation	127.8	183.9
Accrued income taxes	17.4	14.4
Deferred revenue	584.7	582.3
Other accrued liabilities	56.7	84.2
Total current liabilities	875.5	954.1

Deferred revenue	142.2	136.9
Long term income taxes payable	171.7	174.8
Other liabilities	82.3	79.1

Commitments and contingencies

Stockholders' equity:
Preferred stock	-	-
Common stock and additional paid-in capital	1,496.2	1,365.4
Accumulated other comprehensive income (loss)	3.7	5.9
Retained earnings	545.4	511.6
Total stockholders' equity	2,045.3	1,882.9
	$3,317.0	$3,227.8

Autodesk, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
	Fiscal Quarters Ended
	April 30,
	2012	2011
	(Unaudited)

Operating activities:
Net income	$78.9	$69.3

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29.2	24.5
Stock-based compensation expense	33.4	25.9
Excess tax benefits from stock-based compensation	(9.9)	-
Changes in operating assets and liabilities, net of business combinations	7.7	8.7
Net cash provided by operating activities	139.3	128.4

Investing activities:
Purchases of marketable securities	(447.8)	(169.7)
Sales of marketable securities	48.8	34.6
Maturities of marketable securities	128.5	96.5
Capital Expenditures	(11.5)	(23.2)
Acquisitions, net of cash acquired	-	(76.4)
Other investing activities	(5.0)	(14.5)
Net cash used in investing activities	(287.0)	(152.7)

Financing activities:
Proceeds from issuance of common stock, net of issuance costs	153.0	111.3
Repurchases of common stock	(99.2)	(68.6)
Excess tax benefits from stock-based compensation	9.9	-
Net cash provided by financing activities	63.7	42.7

Effect of exchange rate changes on cash and cash equivalents	1.6	(2.1)

Net increase in cash and cash equivalents	(82.4)	16.3
Cash and cash equivalents at beginning of fiscal year	1,156.9	1,075.1
Cash and cash equivalents at end of period	$1,074.5	$1,091.4

Autodesk, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(In millions, except per share data)

To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP cost of license and other revenue, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income from operations and non-GAAP provision for income taxes.  These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense,  amortization of purchased intangibles, discrete tax provision items and related income tax expenses.  See our reconciliation of GAAP financial measures to non-GAAP financial measures herein.  We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance.  For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results.  In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States.  Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

The following table shows Autodesk's non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended
	April 30,
	2012	2011
	(Unaudited)

GAAP cost of license and other revenue	$47.1	$42.6
Stock-based compensation expense	(1.3)	(0.9)
Amortization of developed technology	(9.8)	(8.1)
Non-GAAP cost of license and other revenue	$36.0	$33.6

GAAP gross profit	$529.8	$473.7
Stock-based compensation expense	1.3	0.9
Amortization of developed technology	9.8	8.1
Non-GAAP gross profit	$540.9	$482.7

GAAP marketing and sales	$223.2	$201.9
Stock-based compensation expense	(14.6)	(11.8)
Non-GAAP marketing and sales	$208.6	$190.1

GAAP research and development	$152.7	$136.6
Stock-based compensation expense	(11.1)	(8.9)
Non-GAAP research and development	$141.6	$127.7

GAAP general and administrative	$59.9	$56.6
Stock-based compensation expense	(6.4)	(4.3)
Amortization of customer relationships and trade names	(7.8)	(6.5)
Non-GAAP general and administrative	$45.7	$45.8

GAAP operating expenses	$435.8	$395.1
Stock-based compensation expense	(32.1)	(25.0)
Amortization of customer relationships and trade names	(7.8)	(6.5)
Non-GAAP operating expenses	$395.9	$363.6

GAAP income from operations	$94.0	$78.6
Stock-based compensation expense	33.4	25.9
Amortization of developed technology	9.8	8.1
Amortization of customer relationships and trade names	7.8	6.5
Non-GAAP income from operations	$145.0	$119.1

GAAP provision for income taxes	$(18.6)	$(15.2)
Discrete GAAP tax provision items	(6.3)	(4.1)
Income tax effect of non-GAAP adjustments	(13.7)	(12.0)
Non-GAAP provision for income tax	$(38.6)	$(31.3)

GAAP net income	$78.9	$69.3
Stock-based compensation expense	33.4	25.9
Amortization of developed technology	9.8	8.1
Amortization of customer relationships and trade names	7.8	6.5
Discrete GAAP tax provision items	(6.3)	(4.1)
Income tax effect of non-GAAP adjustments	(13.7)	(12.0)
Non-GAAP net income	$109.9	$93.7

GAAP diluted net income per share	$0.34	$0.29
Stock-based compensation expense	0.14	0.11
Amortization of developed technology	0.04	0.03
Amortization of customer relationships and trade names	0.03	0.03
Discrete GAAP tax provision items	(0.03)	(0.02)
Income tax effect of non-GAAP adjustments	(0.05)	(0.04)
Non-GAAP diluted net income per share	$0.47	$0.40

Other Supplemental Financial Information (a)

Fiscal Year 2013	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2013
Financial Statistics ($ in millions, except per share data):
Total Net Revenue	$589				$589
License and Other Revenue	$361				$361
Maintenance Revenue	$228				$228

GAAP Gross Margin	90%				90%
Non-GAAP Gross Margin (1)(2)	92%				92%

GAAP Operating Expenses	$436				$436
GAAP Operating Margin	16%				16%
GAAP Net Income	$79				$79
GAAP Diluted Net Income Per Share (b)	$0.34				$0.34

Non-GAAP Operating Expenses (1)(3)	$396				$396
Non-GAAP Operating Margin (1)(4)	25%				25%
Non-GAAP Net Income (1)(5)	$110				$110
Non-GAAP Diluted Net Income Per Share (1)(6)(b)	$0.47				$0.47

Total Cash and Marketable Securities	$1,796				$1,796
Days Sales Outstanding	46				46
Capital Expenditures	$(12)				$(12)
Cash Flow from Operating Activities	$139				$139
GAAP Depreciation and Amortization	$29				$29

Deferred Maintenance Revenue Balance	$648				$648

Revenue by Geography (in millions):
Americas	$208				$208
Europe, Middle East and Africa	$224				$224
Asia Pacific	$157				$157
% of Total Rev from Emerging Economies	14%				14%

Revenue by Segment (in millions):
Platform Solutions and Emerging Business	$229				$229
Architecture, Engineering and Construction	$163				$163
Manufacturing	$146				$146
Media and Entertainment	$51				$51

Other Revenue Statistics:
% of Total Rev from Flagship	57%				57%
% of Total Rev Suites	28%				28%
% of Total Rev New and Adjacent	15%				15%
% of Total Rev from AutoCAD and AutoCAD LT	35%				35%
Upgrade and Crossgrade Revenue (in millions)	$47				$47

Favorable (Unfavorable) Impact of U.S. Dollar Translation Relative to Foreign
Currencies Compared to Comparable Prior Year Period (in millions):
FX Impact on Total Net Revenue	$14				$14
FX Impact on Cost of Revenue and Total Operating Expenses	$(2)				$(2)
FX Impact on Operating Income	$12				$12

Gross Margin by Segment (in millions):
Platform Solutions and Emerging Business	$216				$216
Architecture, Engineering and Construction	$149				$149
Manufacturing	$134				$134
Media and Entertainment	$42				$42
Unallocated amounts	$(11)				$(11)

Common Stock Statistics (in millions):
Common Shares Outstanding	229.7				229.7
Fully Diluted Weighted Average Shares Outstanding	234.1				234.1
Shares Repurchased	2.5				2.5

(a) Totals may not agree with the sum of the components due to rounding.
(b) Earnings per share were computed independently for each of the periods presented; therefore the sum of the earnings per share amounts for the quarters may not equal the total for the year.

(1) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP gross margin, non-GAAP operating expenses and non-GAAP operating margins.  These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense,  amortization of purchased intangibles, discrete tax provision items and related income tax expenses.  See our reconciliation of GAAP financial measures to non-GAAP financial measures herein.  We believe these exclusions are appropriate to enhance an overall  understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance.  For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results.  In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States.  Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying Autodesk's press release.

	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2013
(2) GAAP Gross Margin	90%				90%
Stock-based compensation expense	-%				-%
Amortization of developed technology	2%				2%
Non-GAAP Gross Margin	92%				92%

(3) GAAP Operating Expenses	$436				$436
Stock-based compensation expense	(32)				(32)
Amortization of customer relationships and trade names	(8)				(8)
Non-GAAP Operating Expenses	$396				$396

(4) GAAP Operating Margin	16%				16%
Stock-based compensation expense	6%				6%
Amortization of developed technology	2%				2%
Amortization of customer relationships and trade names	1%				1%
Non-GAAP Operating Margin	25%				25%

(5) GAAP Net Income	$79				$79
Stock-based compensation expense	33				33
Amortization of developed technology	10				10
Amortization of customer relationships and trade names	8				8
Discrete GAAP tax provision items	(6)				(6)
Income tax effect of non-GAAP adjustments	(14)				(14)
Non-GAAP Net Income	$110				$110

(6) GAAP Diluted Net Income Per Share	$0.34				$0.34
Stock-based compensation expense	0.14				0.14
Amortization of developed technology	0.04				0.04
Amortization of customer relationships and trade names	0.03				0.03
Discrete GAAP tax provision items	(0.03)				(0.03)
Income tax effect of non-GAAP adjustments	(0.05)				(0.05)
Non-GAAP Diluted Net Income Per Share	$0.47				$0.47

Reconciliation for Fiscal 2013:
The following is a reconciliation of anticipated fiscal 2013 GAAP and non-GAAP operating margins:

	FISCAL 2013
GAAP operating margin basis point improvement over prior year	120
Stock-based compensation expense	120
Amortization of purchased intangibles	(40)
Non-GAAP operating margin basis point improvement over prior year	200

Reconciliation for Long Term Operating Margins:

Autodesk is not able to provide targets for our long term (ending with fiscal year 2015) GAAP operating margins at this time because of the difficulty of estimating certain items that are excluded from non-GAAP that affect operating margin, such as charges related to stock-based compensation expense and amortization of acquisition related intangibles, the effect of which may be significant.